Filed Pursuant to Rule 433
                                                         File No.: 333-138183-02

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   December 1, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR4
--------------------------------------------------------------------------------


                    SECURITIZED ASSET BACKED RECEIVABLES LLC
                              NEW ISSUE TERM SHEET
                           $638,832,000 (approximate)
--------------------------------------------------------------------------------
                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   December 1, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR4
--------------------------------------------------------------------------------


                    SECURITIZED ASSET BACKED RECEIVABLES LLC

                              NEW ISSUE TERM SHEET

                           $638,832,000 (approximate)

--------------------------------------------------------------------------------

             Securitized Asset Backed Receivables LLC Trust 2006-FR4
                                     Issuer

                    Securitized Asset Backed Receivables LLC
                                    Depositor

                            Fremont Investment & Loan
                                   Originator

                                 HomEq Servicing
                                    Servicer

               Mortgage Pass-Through Certificates, Series 2006-FR4


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   December 1, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Transaction Summary
--------------------------------------------------------------------------------

-------- ------------ ------------------------- ------ -------- ---------- ------------- ------------------------- --------------
                                                                Avg. Life   Mod. Dur.
                                                                to Call/     to Call/                                 Initial
          Expected        Expected Ratings             Interest Mty(yrs)   Mty(yrs)         Payment Window to      Subordination
Class     Amount(1)   (S&P/Moody's/Fitch/DBRS)  Index   Type    (2)(3)     (2)(3)(4)          Call/Mty(2)(3)          Level(5)
-------- ------------ ------------------------- ---------------------------------------------------------------------------------
  A-1    159,413,000      AAA/Aaa/AAA/AAA                          ***Not Offered - 144A Private Placement***
-------- ------------ ------------------------- ------ -------- ---------- ------------- ------------------------- --------------
 A-2A    314,036,000      AAA/Aaa/AAA/AAA        1mL   Floating  1.00 /       0.96 /     12/06 - 10/08 / 12/06 -      20.40%
                                                                  1.00         0.96               10/08
-------- ------------ ------------------------- ------ -------- ---------- ------------- ------------------------- --------------
 A-2B    140,585,000      AAA/Aaa/AAA/AAA        1mL   Floating  3.00 /       2.70 /     10/08 - 11/12 / 10/08 -      20.40%
                                                                  3.00         2.70               11/12
-------- ------------ ------------------------- ------ -------- ---------- ------------- ------------------------- --------------
 A-2C     39,002,000      AAA/Aaa/AAA/AAA        1mL   Floating  5.95 /       5.00 /     11/12 - 11/12 / 11/12 -      20.40%
                                                                  8.56         6.63               03/21
-------- ------------ ------------------------- ------ -------- ---------- ------------- ------------------------- --------------
  M-1     29,944,000    AA+/Aa1/AA+/AA(high)     1mL   Floating  3.72 /       3.32 /     05/10 - 11/10 / 05/10 -      16.75%
                                                                  3.72         3.32               11/10
-------- ------------ ------------------------- ------ -------- ---------- ------------- ------------------------- --------------
  M-2     27,893,000        AA/Aa2/AA/AA         1mL   Floating  4.49 /       3.91 /     11/10 - 09/12 / 11/10 -      13.35%
                                                                  4.49         3.91               09/12
-------- ------------ ------------------------- ------ -------- ---------- ------------- ------------------------- --------------
  M-3     15,998,000    AA-/Aa3/AA-/AA(low)      1mL   Floating  5.95 /       4.98 /     09/12 - 11/12 / 09/12 -
                                                                  8.04         6.31               08/18               11.40%
-------- ------------ ------------------------- ------ -------- ---------- ------------- ------------------------- --------------
  M-4     27,893,000          A/A2/A/A           1mL   Floating  4.26 /       3.71 /     03/10 - 11/12 / 03/10 -
                                                                  4.66         3.96               12/16                8.00%
-------- ------------ ------------------------- ------ -------- ---------- ------------- ------------------------- --------------
  M-5     12,716,000      A-/A3/A-/A(low)        1mL   Floating  4.21 /       3.66 /     02/10 - 11/12 / 02/10 -
                                                                  4.56         3.88               01/16                6.45%
-------- ------------ ------------------------- ------ -------- ---------- ------------- ------------------------- --------------
  B-1     13,126,000      BBB+/Baa1/BBB+/        1mL   Floating  4.18 /       3.60 /     01/10 - 11/12 / 01/10 -
                             BBB(high)                            4.48         3.79               06/15                4.85%
-------- ------------ ------------------------- ------ -------- ---------- ------------- ------------------------- --------------
  B-2      7,794,000      BBB/Baa2/BBB/BBB       1mL   Floating  4.15 /       3.51 /     01/10 - 11/12 / 01/10 -
                                                                  4.38         3.66               08/14                3.90%
-------- ------------ ------------------------- ------ -------- ---------- ------------- ------------------------- --------------
  B-3      9,845,000  BBB-/Baa3/BBB-/BBB(low)    1mL   Floating  4.15 /       3.45 /     01/10 - 11/12 / 01/10 -       2.70%
                                                                  4.28         3.52               01/14
-------- ------------ ------------------------- ------ -------- ---------- ------------- ------------------------- --------------

(1)   Subject to a variance of plus or minus 5%.
(2)   Assumes 10% optional clean-up call is exercised.
(3) Based on 100% of the applicable prepayment assumption. See Summary of Terms.
(4)   Assumes pricing at par.
(5)   Includes 2.70% overcollateralization.

The Class A-2A, Class A-2B, Class A-2C, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 certificates are being offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them is contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

--------------------------------------------------------------------------------
Summary of Terms
--------------------------------------------------------------------------------
Issuer:                  Securitized Asset Backed Receivables LLC Trust 2006-FR4
--------------------------------------------------------------------------------
Depositor:               Securitized Asset Backed Receivables LLC
--------------------------------------------------------------------------------
Originator:              Fremont Investment & Loan
--------------------------------------------------------------------------------
Servicer:                Barclays Capital Real Estate Inc. d/b/a HomEq Servicing
--------------------------------------------------------------------------------
Trustee:                 Deutsche Bank National Trust Company
--------------------------------------------------------------------------------
Custodian:               Wells Fargo Bank, National Association
--------------------------------------------------------------------------------
Sole Manager:            Barclays Capital Inc.
--------------------------------------------------------------------------------
Rating Agencies:         S&P/Moody's/Fitch/DBRS
--------------------------------------------------------------------------------
Offered Certificates:    The Class A-2A, Class A-2B, Class A-2C, Class M-1,
                         Class M-2, Class M-3, Class M-4, Class M-5, Class B-1,
                         Class B-2 and Class B-3 certificates.
--------------------------------------------------------------------------------
LIBOR Certificates:      The Class A-1 certificates and the Offered
                         Certificates.
--------------------------------------------------------------------------------
Expected Closing Date:   December 12, 2006
--------------------------------------------------------------------------------
Delivery:                DTC, Euroclear and Clearstream.
--------------------------------------------------------------------------------
Distribution Dates:      The 25th of each month, or if such day is not a
                         business day, on the next business day, beginning in
                         December 2006.
--------------------------------------------------------------------------------
Final Distribution Date: The Distribution Date occurring in August 2036.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   December 1, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Due Period:              With respect to any Distribution Date, the period
                         commencing on the second day of the calendar month
                         preceding the month in which the Distribution Date
                         occurs and ending on the first day of the calendar
                         month in which that Distribution Date occurs.
--------------------------------------------------------------------------------
Prepayment Period:       With respect to any Distribution Date, either (i) the
                         period commencing on the 16th day of the month
                         preceding the month in which such Distribution Date
                         occurs (or in the case of the first Distribution Date,
                         commencing on the Cut-off Date) and ending on the 15th
                         day of the month in which that Distribution Date
                         occurs, with respect to any principal prepayments in
                         full, or (ii) the calendar month prior to that
                         Distribution Date, with respect to any partial
                         principal prepayments.
--------------------------------------------------------------------------------
Interest Accrual Period: With respect to any Distribution Date, the period commencing on the immediately preceding Distribution
                         Date (or, for the initial Distribution Date, the
                         Closing Date) and ending on the day immediately
                         preceding the current Distribution Date.
--------------------------------------------------------------------------------
Accrued Interest:        The price to be paid by investors for the Offered
                         Certificates will not include accrued interest, and
                         therefore will settle flat.
--------------------------------------------------------------------------------
Interest Day Count:      Actual/360
--------------------------------------------------------------------------------
Interest Payment Delay:  Zero days
--------------------------------------------------------------------------------
Cut-off Date:            November 1, 2006
--------------------------------------------------------------------------------
Tax Status:              The Offered Certificates will represent "regular
                         interests" in a REMIC and, to a limited extent,
                         interests in certain basis risk interest carryover
                         payments, which will be treated for tax purposes as
                         interest rate cap contracts. The tax advice contained
                         in this term sheet is not intended or written to be
                         used, and cannot be used, for the purpose of avoiding
                         U.S. federal, state, or local tax penalties. This
                         advice is written in connection with the promotion or
                         marketing by the Issuer and Depositor of the Offered
                         Certificates. You should seek advice based on your
                         particular circumstances from an independent tax
                         advisor.
--------------------------------------------------------------------------------
ERISA Eligibility:       The Offered Certificates are expected to be ERISA
                         eligible. Prospective purchasers should consult their
                         own counsel.
--------------------------------------------------------------------------------
SMMEA Eligibility:       The Offered Certificates are not expected to constitute
                         "mortgage related securities" for purposes of SMMEA.
--------------------------------------------------------------------------------
Class A Certificates:    Collectively, the Class A-1 certificates and the Class
                         A-2 Certificates.
--------------------------------------------------------------------------------
Class A-2 Certificates:  Collectively, the Class A-2A, Class A-2B and Class A-2C
                         certificates.
--------------------------------------------------------------------------------
Class M Certificates:    Collectively, the Class M-1, Class M-2, Class M-3,
                         Class M-4 and Class M-5 certificates.
--------------------------------------------------------------------------------
Sequential Class M       Collectively, the Class M-1, Class M-2 and Class M-3
Certificates:            certificates.
--------------------------------------------------------------------------------
Class B Certificates:    Collectively, the Class B-1, Class B-2 and Class B-3
                         certificates.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   December 1, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Mortgage Loans:          The mortgage loans to be included in the trust will be
                         primarily adjustable- and fixed-rate sub-prime mortgage
                         loans secured by first-lien and/or second-lien
                         mortgages or deeds of trust on residential real
                         properties. Substantially all of the mortgage loans
                         were purchased by an affiliate of the depositor from
                         Fremont Investment & Loan. On the Closing Date, the
                         trust will acquire the mortgage loans. The aggregate
                         scheduled principal balance of the mortgage loans as of
                         the Cut-off Date will be approximately $820,396,634.
                         Approximately 83.32% of the mortgage loans are
                         adjustable-rate mortgage loans and approximately 16.68%
                         are fixed-rate mortgage loans. The information
                         regarding the mortgage loans set forth below that is
                         based on the principal balance of the mortgage loans as
                         of the Cut-off Date assumes the timely receipt of
                         principal scheduled to be paid on the mortgage loans on
                         or prior to the Cut-off Date and no delinquencies,
                         defaults or prepayments, with the exception of 30-59
                         day delinquencies comprising approximately 2.99% of the
                         aggregate scheduled principal balance of the mortgage
                         loans on the Cut-off Date. See the attached collateral
                         descriptions for additional information on the initial
                         mortgage loans as of the Cut-off Date.
--------------------------------------------------------------------------------
Group I Mortgage Loans:  Approximately $200.3 million of mortgage loans that have original principal balances that conform to the
                         original principal balance limits for one- to four-
                         family residential mortgage loan guidelines for
                         purchase adopted by Freddie Mac and Fannie Mae.
--------------------------------------------------------------------------------
Group II Mortgage Loans: Approximately $620.1 million of mortgage loans that may or may not have original principal balances that
                         conform to the original principal balance limits for
                         one- to four- family residential mortgage loan
                         guidelines for purchase adopted by Freddie Mac and
                         Fannie Mae.
--------------------------------------------------------------------------------
Monthly Servicer         The Servicer will be obligated to advance its own funds
Advances:                in an amount equal to the aggregate of all payments of
                         principal and interest (net of servicing fees), as
                         applicable, that were due during the related Due Period
                         on the mortgage loans and not received by the related
                         determination date. Advances are required to be made
                         only to the extent they are deemed by the Servicer to
                         be recoverable from related late collections, insurance
                         proceeds, condemnation proceeds, liquidation proceeds
                         or subsequent recoveries.
--------------------------------------------------------------------------------
Expense Fee Rate:        The Expense Fee Rate with respect to each mortgage loan
                         will be a per annum rate equal to the sum of the
                         Servicing Fee Rate and the trustee fee rate.
--------------------------------------------------------------------------------
Servicing Fee Rate:      The Servicing Fee Rate with respect to each mortgage
                         loan will be 0.50% per annum.
--------------------------------------------------------------------------------
Pricing Prepayment       Fixed Rate Mortgage Loans: CPR starting at 4.6% CPR in
Speed:                   month 1 and increasing to 23% CPR in month 12 (18.4%/11
                         increase for each month), and remaining at 23% CPR thereafter.

                         Adjustable Rate Mortgage Loans: CPR starting at approximately 2% CPR in month 1 and increasing to 30% CPR in month 12 (28%/11 increase, rounded to the nearest hundredth of a percentage, for each month), remaining at 30% CPR in months 13 through month 22, 50% CPR in month 23 and remaining at 50% CPR through month 27, 35% CPR in month 28 and remaining at 35% CPR thereafter.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   December 1, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Credit Enhancement:      The credit enhancement provided for the benefit of the
                         holders of the certificates consists solely of: (a) the
                         use of excess interest to cover losses on the mortgage
                         loans and as a distribution of principal to maintain
                         overcollateralization; (b) the subordination of
                         distributions on the more subordinate classes of
                         certificates to the required distributions on the more
                         senior classes of certificates; and (c) the allocation
                         of losses to the most subordinate classes of
                         certificates.
--------------------------------------------------------------------------------
Senior Enhancement       For any Distribution Date, the percentage obtained by
Percentage:              dividing (x) the sum of (i) the aggregate Class
                         Certificate Balances of the Class M and Class B
                         Certificates and (ii) the Subordinated Amount (in each
                         case after taking into account the distributions of the
                         related Principal Distribution Amount for that
                         Distribution Date) by (y) the aggregate Stated
                         Principal Balance of the mortgage loans for that
                         Distribution Date.
--------------------------------------------------------------------------------
Stepdown Date:           The later to occur of:

                          (i)   the earlier to occur of:

                                (a) the Distribution Date in December 2009 and

                                (b) the Distribution Date immediately following
                                    the Distribution Date on which the aggregate
                                    Class Certificate Balances of the Class A
                                    Certificates have been reduced to zero; and

                          (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal Balance of the mortgage loans for that Distribution Date but prior to any applications of Principal Distribution Amount to the certificates) is greater than or equal to the Specified Senior Enhancement Percentage (approximately 40.80%).
--------------------------------------------------------------------------------
Trigger Event:           Either a Cumulative Loss Trigger Event or a Delinquency
                         Trigger Event.
--------------------------------------------------------------------------------
Delinquency Trigger      With respect to any Distribution Date, the
Event:                   circumstances in which the quotient (expressed as a
                         percentage) of (x) the rolling three-month average of
                         the aggregate unpaid principal balance of mortgage
                         loans that are 60 days or more delinquent (including
                         mortgage loans in foreclosure, mortgage loans related
                         to REO property and mortgage loans where the mortgagor
                         has filed for bankruptcy) and (y) the aggregate unpaid
                         principal balance of the mortgage loans as of the last
                         day of the related Due Period, equals or exceeds 38.85%
                         of the prior period's Senior Enhancement Percentage.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   December 1, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Cumulative Loss Trigger  With respect to any Distribution Date beginning with
Event: December 2008, the circumstances in which the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages (described below) with respect to such Distribution Date.

                         Distribution Date Occurring in               Loss Percentage
                         -----------------------------------          -------------------------------------------
                         December 2008 through November 2009          1.600% for the first month, plus an
                                                                      additional 1/12th of 2.000%
                                                                      for each month thereafter (e.g., 2.600% in
                                                                      June 2009)

                         December 2009 through November 2010          3.600% for the first month, plus an
                                                                      additional 1/12th of 2.000%
                                                                      for each month thereafter (e.g., 4.600% in
                                                                      June 2010)

                         December 2010 through November 2011          5.600% for the first month, plus an
                                                                      additional 1/12th of 1.650%
                                                                      for each month thereafter (e.g., 6.425% in
                                                                      June 2011)

                         December 2011 through November 2012          7.250% for the first month, plus an
                                                                      additional 1/12th of 0.850%
                                                                      for each month thereafter (e.g., 7.675% in
                                                                      June 2012)
                         December 2012 and thereafter                 8.100%

--------------------------------------------------------------------------------
Optional Clean-up Call:  The Servicer may, at its option, purchase the mortgage loans and REO properties and terminate the trust on any
                         Distribution Date when the aggregate Stated Principal
                         Balance of the mortgage loans, as of the last day of
                         the related due period, is equal to or less than 10% of
                         the aggregate Stated Principal Balance of the mortgage
                         loans as of the Cut-off Date.
--------------------------------------------------------------------------------
Swap and Interest Rate   Barclays Bank PLC, as Swap and Interest Rate Cap
Cap Provider:            Provider, is a public limited company registered in
                         England and Wales. Barclays Bank PLC engages in a
                         diverse banking and investment banking business and
                         regularly engages in derivatives transactions in a
                         variety of markets. As of the date hereof, Barclays
                         Bank PLC is rated AA+ by Fitch, AA by S&P and Aa1 by
                         Moody's.
--------------------------------------------------------------------------------
Interest Rate Swap       On the Closing Date, the Trust will enter into a Swap
Agreement:               Agreement with an initial notional amount of
                         approximately $795,784,000. Under the Swap Agreement, the Trust will be obligated to pay on each Distribution
                         Date an amount equal to [5.187]% per annum on the notional amount set forth on the attached Swap
                         Agreement schedule on a 30/360 basis (for the first period, 13 days) and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement based on an actual/360 basis from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap Payment").

                         Generally, the Net Swap Payment will be deposited into a supplemental interest account (the "Supplemental Interest Account") by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Supplemental Interest Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

                         Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   December 1, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Interest Rate Cap        On the Closing Date, the Trust will enter into an
Agreement:               Interest Rate Cap Agreement with an initial notional
                         amount of $0. Under the Interest Rate Cap Agreement, the Cap Provider will be obligated to pay, on each distribution date, to the Trustee an amount equal to the product of (a) the excess, if any, of (i) the then current 1-month LIBOR rate and (ii) [5.35]% per annum and (b) an amount equal to the lesser of (x) the cap notional amount set forth on the attached Cap Agreement schedule and (y) the excess, if any, of (A) the aggregate Class Certificate Balance of the Class A, M and B Certificates (prior to taking into account any distributions on such distribution date) over (B) the then current notional amount set forth on the attached
                         Swap Agreement schedule, based on an "actual/360" basis until the Interest Rate Cap Agreement is terminated.

                         Generally, the cap payments will be deposited into the
                         Supplemental Interest Account by the Trustee pursuant
                         to the Pooling and Servicing Agreement and amounts on
                         deposit in the Supplemental Interest Account will be
                         distributed in accordance with the terms set forth in
                         the Pooling and Servicing Agreement.
--------------------------------------------------------------------------------
Credit Enhancement                                             After Stepdown
Percentage:                Initial Credit Enhancement      Subordination Level
                           --------------------------      -------------------
                              Class A:       20.40%         Class A:      40.80%
                              Class M-1:     16.75%         Class M-1:    33.50%
                              Class M-2:     13.35%         Class M-2:    26.70%
                              Class M-3:     11.40%         Class M-3:    22.80%
                              Class M-4:      8.00%         Class M-4:    16.00%
                              Class M-5:      6.45%         Class M-5:    12.90%
                              Class B-1:      4.85%         Class B-1:     9.70%
                              Class B-2:      3.90%         Class B-2:     7.80%
                              Class B-3:      2.70%         Class B-3:     5.40%
--------------------------------------------------------------------------------
Step-up Coupons:         For all LIBOR Certificates the interest rate will
                         increase on the Distribution Date following the first
                         possible Optional Clean-up Call date, should the call
                         not be exercised. At that time, the Class A fixed
                         margins will be 2x their respective initial fixed
                         margins and the Class M and Class B fixed margins will
                         be 1.5x their respective initial fixed margins.
--------------------------------------------------------------------------------
Class A-1 Pass-Through   The Class A-1 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)     the Group I Loan Cap.
--------------------------------------------------------------------------------
Class A-2A Pass-Through  The Class A-2A certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)     the Group II Loan Cap.
--------------------------------------------------------------------------------
Class A-2B Pass-Through  The Class A-2B certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)     the Group II Loan Cap.
--------------------------------------------------------------------------------
Class A-2C Pass-Through  The Class A-2C certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)     the Group II Loan Cap.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   December 1, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Class M-1 Pass-Through   The Class M-1 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)     the Pool Cap.
--------------------------------------------------------------------------------
Class M-2 Pass-Through   The Class M-2 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable and

                         (ii)     the Pool Cap.
--------------------------------------------------------------------------------
Class M-3 Pass-Through   The Class M-3 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)     the Pool Cap.
--------------------------------------------------------------------------------
Class M-4 Pass-Through   The Class M-4 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)     the Pool Cap.
--------------------------------------------------------------------------------
Class M-5 Pass-Through   The Class M-5 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)     the Pool Cap.
--------------------------------------------------------------------------------
Class B-1 Pass-Through   The Class B-1 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)     the Pool Cap.
--------------------------------------------------------------------------------
Class B-2 Pass-Through   The Class B-2 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)     the Pool Cap.
--------------------------------------------------------------------------------
Class B-3 Pass-Through   The Class B-3 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)     the Pool Cap.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   December 1, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Group I Loan Cap:        Product of:

                         (i) (a) the weighted average of the mortgage rates for the Group I Mortgage Loans (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period, minus (b) the product of (x) the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap Provider, if any, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment made to the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans (the "Net Swap Payment Rate") and (y) 12.

                         (ii)   a fraction, the numerator of which is 30 and the
                                denominator of which is the actual number of
                                days in the related Interest Accrual Period.
--------------------------------------------------------------------------------
Group II Loan Cap:       Product of:

                         (i) (a) the weighted average of the mortgage rates for the Group II Mortgage Loans (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period, minus (b) the product of (x) the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap Provider, if any, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment made to the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans (the "Net Swap Payment Rate") and (y) 12.

                         (ii)   a fraction, the numerator of which is 30 and the
                                denominator of which is the actual number of
                                days in the related Interest Accrual Period.
--------------------------------------------------------------------------------
Pool Cap:                The weighted average of (a) Group I Loan Cap and (b)
                         Group II Loan Cap weighted on the basis of the related
                         Group Subordinate Amount.
--------------------------------------------------------------------------------
Group Subordinate        For any Distribution Date,
Amount:
                         (i)      for the Group I Mortgage Loans, will be equal
                                  to the excess of the aggregate principal balance of the Group I Mortgage Loans as of the beginning of the related Due Period over the Class Certificate Balance of the Class A-1 certificates immediately prior to such Distribution Date and

                         (ii) for the Group II Mortgage Loans, will be equal to the excess of the aggregate principal balance of the Group II Mortgage Loans as of the beginning of the related Due Period over the Class Certificate Balance of the Class A-2 Certificates immediately prior to such Distribution Date.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   December 1, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Basis Risk Carry         On any Distribution Date and for any class of LIBOR
Forward Amount:          Certificates is the sum of:

                         (x)   the excess of:

                               (i)  the amount of interest that class of
                                    certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the Group I Loan Cap, the Group II Loan Cap or the Pool Cap, as applicable, over

                               (ii) the amount of interest that class of
                                    certificates are entitled to receive on that Distribution Date based on the Group I Loan Cap, the Group II Loan Cap or the Pool Cap, as applicable, and

                         (y)   the unpaid portion of any such excess described
                               in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the Group I Loan Cap, the Group II Loan Cap or the Pool Cap, as applicable).
--------------------------------------------------------------------------------
Interest Distributions   On each Distribution Date, distributions from available
on the LIBOR             funds will be allocated as follows:
Certificates:
                               (i) to the Supplemental Interest Account, net swap payments and certain swap termination payments owed to the Swap Provider, if any;

                               (ii)  from the Interest Remittance Amount
                                     attributable to the Group I Mortgage Loans according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, to the Class A-1 certificates and second, pro rata to the Class A-2 Certificates to the extent unpaid in (iii) below;

                               (iii) from the Interest Remittance Amount
                                     attributable to the Group II Mortgage Loans according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, pro rata to the Class A-2 Certificates and second, to the Class A-1 certificates to the extent unpaid in
                                     (ii) above;

                               (iv)  from any remaining Interest Remittance
                                     Amounts to the Class M-1 certificates,
                                     their Accrued Certificate Interest;

                               (v)   from any remaining Interest Remittance
                                     Amounts to the Class M-2 certificates,
                                     their Accrued Certificate Interest;

                               (vi)  from any remaining Interest Remittance
                                     Amounts to the Class M-3 certificates,
                                     their Accrued Certificate Interest;

                               (vii) from any remaining Interest Remittance
                                     Amounts to the Class M-4 certificates,
                                     their Accrued Certificate Interest;

                               (viii)from any remaining Interest Remittance
                                     Amounts to the Class M-5 certificates,
                                     their Accrued Certificate Interest;

                               (ix)  from any remaining Interest Remittance
                                     Amounts to the Class B-1 certificates,
                                     their Accrued Certificate Interest;

                               (x)   from any remaining Interest Remittance
                                     Amounts to the Class B-2 certificates,
                                     their Accrued Certificate Interest; and

                               (xi)  from any remaining Interest Remittance
                                     Amounts to the Class B-3 certificates,
                                     their Accrued Certificate Interest.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   December 1, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Principal Distribution   On each Distribution Date (a) prior to the Stepdown
on the LIBOR             Date or (b) on which a Trigger Event is in effect,
Certificates:            principal distributions from the Principal Distribution
                         Amount will be allocated as follows:

                         (i) to the Class A Certificates, allocated between the Class A Certificates as described below, until their Class Certificate Balances have been reduced to zero;

                         (ii) to the Class M-1 certificates, until their Class Certificate Balance has been reduced to zero;

                         (iii) to the Class M-2 certificates, until their Class Certificate Balance has been reduced to zero;

                         (iv) to the Class M-3 certificates, until their Class Certificate Balance has been reduced to zero;

                         (v) to the Class M-4 certificates, until their Class Certificate Balance has been reduced to zero;

                         (vi) to the Class M-5 certificates, until their Class Certificate Balance has been reduced to zero;

                         (vii) to the Class B-1 certificates, until their Class Certificate Balance has been reduced to zero;

                         (viii) to the Class B-2 certificates, until their Class
                                Certificate Balance has been reduced to zero;
                                and

                         (ix) to the Class B-3 certificates, until their Class Certificate Balance has been reduced to zero.

                         On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

                         (i) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until their Class Certificate Balances have been reduced to zero;

                         (ii) to the Class M-1, Class M-2 and Class M-3 certificates, in that order, the lesser of the remaining Principal Distribution Amount and the Sequential Class M Principal Distribution Amount, until their respective Class Certificate Balances have been reduced to zero;

                         (iii) to the Class M-4 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                         (iv) to the Class M-5 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                         (v) to the Class B-1 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                         (vi) to the Class B-2 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

                         (vii) to the Class B-3 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   December 1, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Allocation of Principal All principal distributions to the holders of the Class Payments to Class A Certificates on any Distribution Date will be allocated
Certificates:            concurrently between the Class A-1 certificates and the
                         Class A-2 Certificates, based on the Class A Principal
                         Allocation Percentage for the Class A-1 certificates and the Class A-2 Certificates, as applicable. However, if the Class Certificate Balances of the Class A
                         Certificates in any Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent
                         Distribution Dates, will be distributed to the holders of the Class A Certificates in the other Class A
                         Certificate Group pro rata on the remaining outstanding balances, in accordance with the principal distribution allocations described herein, until their Class
                         Certificate Balances have been reduced to zero. Any payments of principal to the Class A-1 certificates will be made first from payments relating to the Group
                         I Mortgage Loans, and any payments of principal to the Class A-2 Certificates will be made first from payments relating to the Group II Mortgage Loans.

                         Except as described below, any principal distributions allocated to the Class A-2 Certificates are required to be distributed sequentially first, to the Class A-2A certificates, second, to the Class A-2B certificates and third, to the Class A-2C certificates, in each case, until their Class Certificate Balance has been reduced to zero.

                         Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A-2 Certificates will be distributed pro rata among the Class A-2A, Class A-2B and Class A-2C certificates in proportion to their respective Class Certificate Balances.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   December 1, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Allocation of Net        For any Distribution Date, any Net Monthly Excess Cash
Monthly Excess Cash      Flow shall be paid as follows:
Flow:
                         (a)    to the holders of the Class M-1 certificates,
                                any Unpaid Interest Amount;

                         (b) to the holders of the Class M-1 certificates, any Unpaid Realized Loss Amount;

                         (c) to the holders of the Class M-2 certificates, any Unpaid Interest Amount;

                         (d) to the holders of the Class M-2 certificates, any Unpaid Realized Loss Amount;

                         (e) to the holders of the Class M-3 certificates, any Unpaid Interest Amount;

                         (f) to the holders of the Class M-3 certificates, any Unpaid Realized Loss Amount;

                         (g) to the holders of the Class M-4 certificates, any Unpaid Interest Amount;

                         (h) to the holders of the Class M-4 certificates, any Unpaid Realized Loss Amount;

                         (i) to the holders of the Class M-5 certificates, any Unpaid Interest Amount;

                         (j) to the holders of the Class M-5 certificates, any Unpaid Realized Loss Amount;

                         (k) to the holders of the Class B-1 certificates, any Unpaid Interest Amount;

                         (l) to the holders of the Class B-1 certificates, any Unpaid Realized Loss Amount;

                         (m) to the holders of the Class B-2 certificates, any Unpaid Interest Amount;

                         (n) to the holders of the Class B-2 certificates, any Unpaid Realized Loss Amount;

                         (o) to the holders of the Class B-3 certificates, any Unpaid Interest Amount;

                         (p) to the holders of the Class B-3 certificates, any Unpaid Realized Loss Amount;

                         (q) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

                         (r) from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to the LIBOR Certificates for that Distribution Date to the LIBOR Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates except that the Class A Certificates will be paid (a) first, pro rata, based upon their respective Class Certificate Balances only with respect to those Class A Certificates with an outstanding Basis Risk Carry Forward Amount and
                                (b) second, pro rata based on any outstanding Basis Risk Carry Forward Amount remaining unpaid;

                         (s) to the Class X certificates, those amounts as described in the pooling and servicing agreement;

                         (t) to the holders of the Class R certificates, any remaining amount;

                         (u) to the extent not paid from available funds, from the Supplemental Interest Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued and unpaid interest from a prior Distribution Date, then to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class M Certificates sequentially, and then to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class B Certificates sequentially;

                         (v) to the extent not paid from available funds, from the Supplemental Interest Account, to pay Basis Risk Carry Forward Amounts on the Class A, Class M and Class B Certificates remaining unpaid in the same order of priority as described in (r) above;
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   December 1, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Allocation of Net        (w)    to the extent not paid from available funds,
Monthly Excess Cash             from the Supplemental Interest Account, to pay
Flow (cont'd):                  any principal on the Class A Certificates, on
                                the Class M Certificates and on the Class B
                                Certificates, in accordance with the principal payment provisions described above (under
                                "Principal Distributions on the LIBOR
                                Certificates") in an amount necessary to restore the applicable Specified Subordinated Amount as a result of current or prior realized losses not previously reimbursed;

                         (x) to the extent not paid from available funds, from the Supplemental Interest Account, to pay any Unpaid Realized Loss Amounts remaining on the Class M Certificates and Class B Certificates, sequentially; and

                         (y)    from the Supplemental Interest Account, any
                                remaining amounts to be distributed to the Class X certificates in accordance with the pooling and servicing agreement.
--------------------------------------------------------------------------------
Interest Remittance      With respect to any Distribution Date and the mortgage
Amount:                  loans in a loan group, that portion of available funds
                         attributable to interest relating to the mortgage loans
                         in that mortgage loan group after taking into account
                         any payments made to the Swap Provider.
--------------------------------------------------------------------------------
Accrued Certificate      For each class of LIBOR Certificates on any
Interest:                Distribution Date, the amount of interest accrued
                         during the related Interest Accrual Period on the
                         related Class Certificate Balance immediately prior to
                         such Distribution Date at the related Pass-Through
                         Rate, as reduced by that class's share of net
                         prepayment interest shortfalls and any shortfalls
                         resulting from the application of the Servicemembers
                         Civil Relief Act or any similar state statute.
--------------------------------------------------------------------------------
Principal Distribution   For each Distribution Date will equal the sum of (i)
Amount:                  the Basic Principal Distribution Amount for that
                         Distribution Date and (ii) the Extra Principal
                         Distribution Amount for that Distribution Date.
--------------------------------------------------------------------------------
Basic Principal          With respect to any Distribution Date, the excess of
Distribution Amount:     (i) the aggregate Principal Remittance Amount for that
                         Distribution Date over (ii) the Excess Subordinated
                         Amount, if any, for that Distribution Date.
--------------------------------------------------------------------------------
Net Monthly Excess Cash  Available Funds remaining after the amount necessary to
Flow:                    make all payments of interest and principal to the
                         LIBOR certificates and after taking into account any
                         payments made to the Swap Provider, as described under
                         "Interest Distributions on the LIBOR Certificates" and
                         "Principal Distributions on the LIBOR Certificates"
                         above.
--------------------------------------------------------------------------------
Extra Principal          As of any Distribution Date, the lesser of (x) the
Distribution Amount:     Total Monthly Excess Spread for that Distribution Date
                         and (y) the Subordination Deficiency, if any, for that
                         Distribution Date.
--------------------------------------------------------------------------------
Total Monthly Excess     As to any Distribution Date equals the excess, if any,
Spread:                  of (x) the interest on the mortgage loans received by
                         the Servicer on or prior to the related Determination
                         Date or advanced by the Servicer for the related
                         Servicer Remittance Date, net of the servicing fee and
                         the trustee fee, over (y) the sum of the amount paid as
                         interest to the Certificates at their respective
                         Pass-Through Rates and any Net Swap Payment and Swap
                         Termination Payment (other than a Defaulted Swap
                         Termination Payment) payable to the Swap Provider.
--------------------------------------------------------------------------------
Subordinated Amount:     With respect to any Distribution Date, the excess, if
                         any, of (a) the aggregate Stated Principal Balance of
                         the mortgage loans for that Distribution Date (after
                         taking into account principal received on the mortgage
                         loans that is distributed on that Distribution Date)
                         over (b) the aggregate Class Certificate Balance of the
                         LIBOR Certificates as of that date (after taking into
                         account principal received on the mortgage loans that
                         is distributed on that Distribution Date).
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   December 1, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Specified Subordinated   Prior to the Stepdown Date, an amount equal to 2.70% of
Amount:                  the aggregate Stated Principal Balance of the mortgage
                         loans as of the Cut-off Date. On and after the Stepdown
                         Date, an amount equal to 5.40% of the aggregate Stated
                         Principal Balance of the mortgage loans for that
                         Distribution Date (after taking into account principal
                         received on the mortgage loans that is distributed on
                         that Distribution Date), subject to a minimum amount
                         equal to 0.50% of the aggregate Stated Principal
                         Balance of the mortgage loans as of the Cut-off Date;
                         provided, however, that if, on any Distribution Date, a
                         Trigger Event exists, the Specified Subordinated Amount
                         will not be reduced to the applicable percentage of the
                         then Stated Principal Balance of the mortgage loans but
                         instead remain the same as the prior period's Specified
                         Subordinated Amount until the Distribution Date on
                         which a Trigger Event no longer exists. When the Class
                         Certificate Balance of each class of LIBOR Certificates
                         has been reduced to zero, the Specified Subordinated
                         Amount will thereafter equal zero.
--------------------------------------------------------------------------------
Excess Subordinated      With respect to any Distribution Date, the excess, if
Amount:                  any, of (a) the Subordinated Amount on that
                         Distribution Date over (b) the Specified Subordinated
                         Amount.
--------------------------------------------------------------------------------
Subordination            With respect to any Distribution Date, the excess, if
Deficiency:              any, of (a) the Specified Subordinated Amount for that
                         Distribution Date over (b) the Subordinated Amount for
                         that Distribution Date.
--------------------------------------------------------------------------------
Principal Remittance     With respect to any Distribution Date, to the extent of
Amount:                  funds available as described in the prospectus
                         supplement, the amount equal to the sum of the
                         following amounts (without duplication) with respect to
                         the related Due Period: (i) each scheduled payment of
                         principal on a mortgage loan due during the related Due
                         Period and received by the Servicer on or prior to the
                         related determination date or advanced by the Servicer
                         for the related Servicer remittance date; (ii) all full
                         and partial principal prepayments on mortgage loans
                         received during the related Prepayment Period; (iii)
                         all net liquidation proceeds, condemnation proceeds,
                         insurance proceeds and subsequent recoveries received
                         on the mortgage loans and allocable to principal; (iv)
                         the portion of the purchase price allocable to
                         principal with respect to each deleted mortgage loan
                         that was repurchased during the period from the prior
                         Distribution Date through the business day prior to the
                         current Distribution Date; (v) the Substitution
                         Adjustment Amounts received in connection with the
                         substitution of any mortgage loan as of that
                         Distribution Date; and (vi) the allocable portion of
                         the proceeds received with respect to the Optional
                         Clean-up Call (to the extent they relate to principal).
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   December 1, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Class A Principal        For any Distribution Date is the percentage equivalent
Allocation Percentage:   of a fraction, determined as follows:

                         (1) with respect to the Class A-1 certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date; and

                         (2)    with respect to the Class A-2 Certificates, a
                                fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date.
--------------------------------------------------------------------------------
Class A Principal        For any Distribution Date is the excess of (a) the
Distribution Amount:     aggregate Class Certificate Balance of the Class A
                         Certificates immediately prior to that Distribution
                         Date over (b) the lesser of (x) approximately 59.20% of
                         the aggregate Stated Principal Balance of the mortgage
                         loans for that Distribution Date and (y) the excess, if
                         any, of the aggregate Stated Principal Balance of the
                         mortgage loans for that Distribution Date over
                         $4,101,983.
--------------------------------------------------------------------------------
Sequential Class M       With respect to any Distribution Date is the excess of
Principal Distribution   (i) the sum of (a) the aggregate Class Certificate
Amount:                  Balances of the Class A Certificates (after taking into
                         account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date) and (b)
                         the Class Certificate Balance of the Sequential Class M
                         Certificates immediately prior to that Distribution
                         Date over (ii) the lesser of (a) approximately 77.20%
                         of the aggregate Stated Principal Balance of the
                         mortgage loans for that Distribution Date and (b) the
                         excess, if any, of the aggregate Stated Principal
                         Balance of the mortgage loans for that Distribution
                         Date over $4,101,983.
--------------------------------------------------------------------------------
Class M-4 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into
                         account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Sequential Class M
                         Certificates (after taking into account distribution of
                         the Sequential Class M Principal Distribution Amount on
                         that Distribution Date), and (c) the Class Certificate
                         Balance of the Class M-4 certificates immediately prior
                         to that Distribution Date over (ii) the lesser of (a)
                         approximately 84.00% of the aggregate Stated Principal
                         Balance of the mortgage loans for that Distribution
                         Date and (b) the excess, if any, of the aggregate
                         Stated Principal Balance of the mortgage loans for that
                         Distribution Date over $4,101,983.
--------------------------------------------------------------------------------
Class M-5 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into
                         account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Sequential Class M
                         Certificates (after taking into account distribution of
                         the Sequential Class M Principal Distribution Amount on
                         that Distribution Date), (c) the Class Certificate
                         Balance of the Class M-4 certificates (after taking
                         into account distribution of the Class M-4 Principal
                         Distribution Amount on that Distribution Date), and (d)
                         the Class Certificate Balance of the Class M-5
                         certificates immediately prior to that Distribution
                         Date over (ii) the lesser of (a) approximately 87.10%
                         of the aggregate Stated Principal Balance of the
                         mortgage loans for that Distribution Date and (b) the
                         excess, if any, of the aggregate Stated Principal
                         Balance of the mortgage loans for that Distribution
                         Date over $4,101,983.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   December 1, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Class B-1 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into
                         account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Sequential Class M
                         Certificates (after taking into account distribution of
                         the Sequential Class M Principal Distribution Amount on
                         that Distribution Date), (c) the Class Certificate
                         Balance of the Class M-4 certificates (after taking
                         into account distribution of the Class M-4 Principal
                         Distribution Amount on that Distribution Date), (d) the
                         Class Certificate Balance of the Class M-5 certificates
                         (after taking into account distribution of the Class
                         M-5 Principal Distribution Amount on that Distribution
                         Date) and (e) the Class Certificate Balance of the
                         Class B-1 certificates immediately prior to that
                         Distribution Date over (ii) the lesser of (a)
                         approximately 90.30% of the aggregate Stated Principal
                         Balance of the mortgage loans for that Distribution
                         Date and (b) the excess, if any, of the aggregate
                         Stated Principal Balance of the mortgage loans for that
                         Distribution Date over $4,101,983.
--------------------------------------------------------------------------------
Class B-2 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into
                         account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Sequential Class M
                         Certificates (after taking into account distribution of
                         the Sequential Class M Principal Distribution Amount on
                         that Distribution Date), (c) the Class Certificate
                         Balance of the Class M-4 certificates (after taking
                         into account distribution of the Class M-4 Principal
                         Distribution Amount on that Distribution Date), (d) the
                         Class Certificate Balance of the Class M-5 certificates
                         (after taking into account distribution of the Class
                         M-5 Principal Distribution Amount on that Distribution
                         Date), (e) the Class Certificate Balance of the Class
                         B-1 certificates (after taking into account
                         distribution of the Class B-1 Principal Distribution
                         Amount on that Distribution Date) and (f) the Class
                         Certificate Balance of the Class B-2 certificates
                         immediately prior to that Distribution Date over (ii)
                         the lesser of (a) approximately 92.20% of the aggregate
                         Stated Principal Balance of the mortgage loans for that
                         Distribution Date and (b) the excess, if any, of the
                         aggregate Stated Principal Balance of the mortgage
                         loans for that Distribution Date over $4,101,983.
--------------------------------------------------------------------------------
Class B-3 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into
                         account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Sequential Class M
                         Certificates (after taking into account distribution of
                         the Sequential Class M Principal Distribution Amount on
                         that Distribution Date), (c) the Class Certificate
                         Balance of the Class M-4 certificates (after taking
                         into account distribution of the Class M-4 Principal
                         Distribution Amount on that Distribution Date), (d) the
                         Class Certificate Balance of the Class M-5 certificates
                         (after taking into account distribution of the Class
                         M-5 Principal Distribution Amount on that Distribution
                         Date), (e) the Class Certificate Balance of the Class
                         B-1 certificates (after taking into account
                         distribution of the Class B-1 Principal Distribution
                         Amount on that Distribution Date), (f) the Class
                         Certificate Balance of the Class B-2 certificates
                         (after taking into account distribution of the Class
                         B-2 Principal Distribution Amount on that Distribution
                         Date) and (g) the Class Certificate Balance of the
                         Class B-3 certificates immediately prior to that
                         Distribution Date over (ii) the lesser of (a)
                         approximately 94.60% of the aggregate Stated Principal
                         Balance of the mortgage loans for that Distribution
                         Date and (b) the excess, if any, of the aggregate
                         Stated Principal Balance of the mortgage loans for that
                         Distribution Date over $4,101,983.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   December 1, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR4
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                        Interest Rate Cap Schedule
--------------------------------------------------------------------------------

Distribution Period   Distribution Date         Balance ($)       Strike (%)
--------------------------------------------------------------------------------
 1                    December 2006                       -              -
 2                    January 2007             8,729,032.26        [ 5.35]
 3                    February 2007            17,534,424.71       [ 5.35]
 4                    March 2007               26,369,139.08       [ 5.35]
 5                    April 2007               35,185,479.43       [ 5.35]
 6                    May 2007                 43,935,433.25       [ 5.35]
 7                    June 2007                52,571,022.42       [ 5.35]
 8                    July 2007                61,036,460.71       [ 5.35]
 9                    August 2007              69,288,735.00       [ 5.35]
 10                   September 2007           77,281,985.85       [ 5.35]
 11                   October 2007             84,968,645.93       [ 5.35]
 12                   November 2007            91,889,709.34       [ 5.35]
 13                   December 2007            98,094,637.32       [ 5.35]
 14                   January 2008             103,630,713.18      [ 5.35]
 15                   February 2008            108,542,449.52      [ 5.35]
 16                   March 2008               112,639,116.96      [ 5.35]
 17                   April 2008               113,561,713.54      [ 5.35]
 18                   May 2008                 114,334,622.91      [ 5.35]
 19                   June 2008                115,288,729.74      [ 5.35]
 20                   July 2008                135,928,218.20      [ 5.35]
 21                   August 2008              145,323,124.94      [ 5.35]
 22                   September 2008           149,891,574.84      [ 5.35]
 23                   October 2008             151,419,394.90      [ 5.35]
 24                   November 2008            151,591,563.54      [ 5.35]
 25                   December 2008            149,087,423.17      [ 5.35]
 26                   January 2009             143,203,081.39      [ 5.35]
 27                   February 2009            145,120,021.37      [ 5.35]
 28                   March 2009               145,452,186.28      [ 5.35]
 29                   April 2009               143,794,026.50      [ 5.35]
 30                   May 2009                 139,795,231.98      [ 5.35]
 31                   June 2009                135,766,075.18      [ 5.35]
 32                   July 2009                131,784,053.21      [ 5.35]
 33                   August 2009              127,902,445.92      [ 5.35]
 34                   September 2009           124,153,981.78      [ 5.35]
 35                   October 2009             120,560,326.59      [ 5.35]
 36                   November 2009            117,133,139.73      [ 5.35]
 37                   December 2009            113,723,510.72      [ 5.35]
 38                   January 2010             114,728,895.01      [ 5.35]
 39                   February 2010            110,530,258.59      [ 5.35]
 40                   March 2010               106,185,559.08      [ 5.35]
 41                   April 2010               101,688,833.04      [ 5.35]
 42                   May 2010                 97,026,339.70       [ 5.35]
 43                   June 2010                92,207,428.45       [ 5.35]
 44                   July 2010                87,021,093.47       [ 5.35]
 45                   August 2010              81,690,714.49       [ 5.35]
 46                   September 2010           76,224,565.50       [ 5.35]
 47                   October 2010             70,630,411.21       [ 5.35]
 48                   November 2010            64,915,576.63       [ 5.35]
 49                   December 2010            59,086,972.59       [ 5.35]
 50                   January 2011             54,707,273.48       [ 5.35]
 51                   February 2011            50,226,027.39       [ 5.35]
 52                   March 2011               45,649,045.09       [ 5.35]
 53                   April 2011               40,981,796.96       [ 5.35]
 54                   May 2011                 36,229,445.51       [ 5.35]
 55                   June 2011                31,396,863.13       [ 5.35]
 56                   July 2011                26,328,772.47       [ 5.35]
 57                   August 2011              21,197,081.23       [ 5.35]
 58                   September 2011                       -             -
                      and thereafter
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   December 1, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR4
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                          Swap Notional Schedule
--------------------------------------------------------------------------------

Distribution Period   Distribution Date        Swap Notional Schedule ($)
--------------------------------------------------------------------------------

 1                    December 2006            795,784,000.00
 2                    January 2007             770,749,402.07
 3                    February 2007            745,123,032.53
 4                    March 2007               718,988,293.75
 5                    April 2007               692,429,703.42
 6                    May 2007                 665,533,157.00
 7                    June 2007                638,385,439.31
 8                    July 2007                610,808,581.02
 9                    August 2007              583,166,664.69
 10                   September 2007           555,546,662.58
 11                   October 2007             528,043,129.97
 12                   November 2007            501,902,708.53
 13                   December 2007            477,058,726.96
 14                   January 2008             453,446,061.82
 15                   February 2008            431,002,944.28
 16                   March 2008               409,670,718.20
 17                   April 2008               389,393,728.18
 18                   May 2008                 370,119,160.80
 19                   June 2008                351,584,233.67
 20                   July 2008                308,511,653.24
 21                   August 2008              271,038,482.37
 22                   September 2008           238,407,688.75
 23                   October 2008             209,974,917.50
 24                   November 2008            185,193,757.50
 25                   December 2008            164,912,057.93
 26                   January 2009             148,056,620.71
 27                   February 2009            133,861,926.40
 28                   March 2009               121,768,860.28
 29                   April 2009               111,360,889.18
 30                   May 2009                 102,321,918.13
 31                   June 2009                94,408,194.61
 32                   July 2009                87,429,138.63
 33                   August 2009              81,228,332.88
 34                   September 2009           75,685,204.32
 35                   October 2009             70,702,805.29
 36                   November 2009            66,200,682.67
 37                   December 2009            61,950,676.60
 38                   January 2010             57,938,212.22
 39                   February 2010            54,149,842.92
 40                   March 2010               50,572,841.53
 41                   April 2010               47,195,239.26
 42                   May 2010                 44,005,753.88
 43                   June 2010                40,993,749.92
 44                   July 2010                38,361,326.37
 45                   August 2010              35,874,716.27
 46                   September 2010           33,525,617.38
 47                   October 2010             31,306,303.57
 48                   November 2010            29,209,489.04
 49                   December 2010            27,228,302.86
 50                   January 2011             25,356,264.75
 51                   February 2011            23,587,278.06
 52                   March 2011               21,915,561.95
 53                   April 2011               20,335,679.66
 54                   May 2011                 18,842,502.84
 55                   June 2011                17,431,193.86
 56                   July 2011                16,256,275.43
 57                   August 2011              15,144,515.10
 58                   September 2011                       -
                      and thereafter
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.